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Exhibit 23.11

[Letterhead of Ewing & Partners]

    August 30, 2001

Board of Directors
First Community Bancorp
6110 El Tordo
Rancho Santa Fe, California 92067

Ladies and Gentlemen:

    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of First Community Bancorp, a California corporation (the "Company"), in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to such Registration Statement.

Very truly yours,
/s/ TIMOTHY EWING

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Exhibit 23.11